CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.39

EXECUTION VERSION

AMENDMENT NO. 2 TO
MASTER REPURCHASE AGREEMENT

Amendment No. 2 to Master Repurchase Agreement (the “Amendment”), dated as of May 31, 2016, between UBS Bank USA (the “Buyer”) and AmeriHome Mortgage Company, LLC (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain (a) Master Repurchase Agreement, dated as of July 24, 2015 (as amended by Amendment No. 1, dated as of October 15, 2015, the “Existing Repurchase Agreement”; and as amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of July 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement are hereby amended as follows:

SECTION 1.         Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1          deleting the definitions of “Agency Approval”, “Buydown Amount” and “Change in Control” in their entirety and replacing them with the following:

“Buydown Amount” shall mean amounts held in the Operating Account to the extent not applied to Obligations under this Agreement.

“Agency Approval” shall mean the approvals of Seller from the relevant Agencies as set forth on Schedule 4 hereof.

“Change in Control” shall mean:

(a)           any transaction or event as a result of which Aris Mortgage Holding Company, LLC ceases to own, directly or indirectly at least 100% of the membership interests of Seller;

(b)           the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction); or

(c)           the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if 50% or more of the combined voting power of the continuing or surviving entity’s stock or other equity interests outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not direct or indirect equity stockholders of Seller immediately prior to such merger, consolidation or other reorganization.

1.2          deleting the definition of “Maximum Available Purchase Price” in its entirety and all references to “Maximum Available Purchase Price” shall be deemed references to “Maximum Aggregate Purchase Price”;

1.3          deleting the definitions of “Netting Agreement”, “RESI Facility” and “RESI Operating Account” in their entirety and all references thereto.

SECTION 2.         Payment, Transfers; Accounts.  Section 9 of the Existing Repurchase Agreement is hereby amended by:

2.1          deleting subsection (d) in its entirety and replacing it with the following:

(d)           Operating Account.  From time to time, Seller may provide funds to Buyer for deposit to an interest bearing account (the “Operating Account”) in accordance with this Section 9.  The Operating Account shall be a subaccount of an interest-bearing savings account (the “Omnibus Account”) maintained by Buyer as agent for the benefit of Seller and other sellers of mortgage related assets with a bank determined by Buyer its sole discretion (the “Depository”).  The Buyer shall have non-exclusive withdrawal rights from the Operating Account.  Seller acknowledges that Buyer acts as Seller’s agent for the limited purpose of placing funds with the Depository, and that funds held by Buyer as Seller’s agent are not a deposit account or other liability of Buyer.  Buyer shall maintain records of Seller’s interest in the funds maintained in the Omnibus Account.  Withdrawals will be paid by wire transfer.

2.2          deleting subsection (g) in its entirety and replacing it with the following:

(g)           Operating Account Interest.  Subject to Section 9(h), the Buydown Amount will accrue interest at the Operating Account Rate; provided that in no event shall interest accrue on (i) the Buydown Amount if (x) on any day the Buydown Amount is less than the Minimum Balance Requirement or (y) the average balance of funds in the Operating Account during any calendar month is less than the Minimum Balance Requirement and (ii) that portion of the Buydown Amount that is in excess of the lesser of (a) the aggregate outstanding Purchase Price of all Transactions during any calendar month or (b) the Minimum Balance Requirement.  Unless otherwise set forth in the Pricing Letter:

(i)            The Depository calculates interest accrual daily on the basis of funds credited to the Operating Account, but credits interest monthly.  As a result, interest will not begin to compound until credited in the month following its accrual.  The Depository credits interest to the Operating Account in the month following its accrual on a schedule set by Depository from time to time, which may result in a delay in interest crediting as late as the twentieth (20th) day of the calendar month.

(ii)           The Depository accrues interest on funds deposited to the Operating Account beginning on the day on which such funds are received in the Operating Account, and through, but not including, the day on which funds are withdrawn from the Operating Account.

(iii)          Interest paid on funds in the Operating Account at the Operating Account Rate shall be credited to the Operating Account unless otherwise withdrawn by Buyer at the direction of Seller as provided herein.

SECTION 3.         Representations.  Section 11 of the Existing Repurchase Agreement is hereby amended by deleting subsection (w) in its entirety and replacing it with the following:

(w)          Agency Approvals.  With respect to each Agency Approval, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency.

SECTION 4.         Covenants.  Section 12 of the Existing Repurchase Agreement is hereby amended by:

4.1          deleting subsection (c) in its entirety and replacing it with the following:

(c)           Notice of Proceedings or Adverse Change.  Seller shall give notice to Buyer immediately after a Responsible Officer, president, vice president, chief executive officer, chief financial officer, chief operating officer, secretary, treasurer or controller of Seller Party has any knowledge of:

(i)            the occurrence of any Default or Event of Default;

(ii)           any (a) default or event of default under any Indebtedness of Seller in excess of [***] or (b) litigation, investigation, regulatory action or proceeding that is pending or, to the knowledge of Seller, threatened by or against Seller in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, and (c) any Material Adverse Effect with respect to Seller;

(iii)          any litigation or proceeding that is pending or, to the best of Seller’s knowledge, threatened (a) against Seller in which the amount involved exceeds the Litigation Threshold and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect, (b) in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (c) that questions or challenges compliance of any Mortgage Loan with the Ability to Repay Rule or QM Rule;

(iv)          as soon as reasonably possible, notice of any of the following events:  (A) a material and adverse change in the insurance coverage of Seller, with a copy of evidence of same attached; (B) any material change in accounting policies or financial reporting practices of Seller; (C) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Repurchase Assets; (D) the termination or nonrenewal of any debt facilities of Seller which have a maximum principal amount (or equivalent) available of more than the Facility Termination Threshold; (E) any Change in Control; and (F) any other event, circumstance or condition that has resulted, or is reasonably likely to result, in a Material Adverse Effect; and

(v)           Promptly, but no later than two (2) Business Days after Seller receives notice of the same, (A) any Purchased Mortgage Loan submitted for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) any Purchased Mortgage Loan submitted to an Approved Investor (whole loan or securitization) and rejected for purchase by such Approved Investor or (C) the termination or suspension of approval of Seller to sell any Mortgage Loans to any Approved Investor.

4.2          deleting subsection (d) in its entirety and replacing it with the following:

(d)           Financial Reporting.  Seller shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish to Buyer, with a certification by the president, chief financial officer, chief executive officer, controller or other financial officer (or designee as approved by Buyer) of Seller (the following hereinafter referred to as the “Financial Statements”):

(i)            Within ninety (90) days after the close of each fiscal year, audited consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income and retained earnings and of cash flows as at the end of such year for Seller for the fiscal year, setting forth in each case in comparative form the figures for the previous year, with an unqualified opinion thereon of an Approved CPA;

(ii)           Within forty-five (45) days after the end of each fiscal quarter, the consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, and as may be reasonably requested by Buyer, the statement of retained earnings and the statement of cash flows for Seller for such quarterly period(s), of Seller

(iii)          Within thirty (30) days after the end of each month, the consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, a calculation schedule of Financial Condition Covenants, and as may be reasonably requested by Buyer, the statement of retained earnings and the statement of cash flows for Seller for such monthly period(s), of Seller;

(iv)          Unless otherwise waived by Buyer in writing, simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (i) and (iii) above, submission of a certificate in the form of Exhibit A to the Pricing Letter and certified by the president, chief financial officer, chief executive officer, controller or other financial officer (or designee as approved by Buyer) of Seller, which includes detailed reporting to the materials set forth therein including without limitation (x) the valuation of Seller’s Capitalized Mortgage Servicing Rights by any third-party evaluator, (y) any request for repurchase of or indemnification for a Mortgage Loan purchased by a third party investor and (z) a quarterly legal and compliance questionnaire certified by the general counsel or chief/head of compliance;

(v)           As promptly as practicable, from time to time, such other information regarding the business affairs, operations and financial condition of Seller as Buyer may reasonably request or as set forth in the certificate delivered pursuant to Section 12(d)(iv) above.

4.3          deleting subsection (p) in its entirety and replacing it with the following:

(p)           Scheduled Indebtedness.  Without the prior written (i) consent of Buyer, which shall not be unreasonably withheld, Seller shall not incur any additional material Indebtedness (other than (x) the Scheduled Indebtedness listed under the definition thereof and (y) usual and customary accounts payable for a mortgage company) and (ii) notice to Buyer, Seller shall not incur Indebtedness under a Warehouse Facility.

4.4          deleting subsection (w) in its entirety and replacing it with the following:

(w)          Agency Approvals; Servicing.  To the extent previously approved, Seller shall maintain all Agency Approvals and in each case shall remain in good standing with respect to such Agency Approvals.  Should Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, should Seller experience any material and adverse change in its delegated underwriting authority from any Agency, or should notification of an adverse occurrence to the relevant Agency or to HUD, FHA, VA or RD be required, Seller shall so notify Buyer immediately in writing.  Notwithstanding the preceding sentence and to the extent previously approved, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.  Seller shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

SECTION 5.         Schedules.  The Existing Repurchase Agreement is hereby amended by adding Schedule 4 attached hereto as Annex A in its proper numerical order.

SECTION 6.         Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

6.1          Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)           this Amendment, executed and delivered by duly authorized officers, as applicable, of the Buyer and the Seller;

(b)           Amendment No. 2 to Pricing Letter, executed and delivered by duly authorized officers, as applicable, of the Buyer and the Seller; and

(c)           such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 7.         Ratification of Agreement.  As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 8.         Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement.  The Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 9.         Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10.       Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11.       Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.  The original documents shall be promptly delivered, if requested.

SECTION 12.       Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13.       GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION

5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Buyer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS BANK, as Buyer

By:	Gary Timmerman
Name:
Title:

By:	/S/ Ari Lash
Name:
Title:

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:	/S/ Josh Adler
Name:
Title:

Signature Page to Amendment No. 2 to Master Repurchase Agreement

Annex A to the Amendment

SCHEDULE 4

LIST OF AGENCY APPROVALS

Schedule 4-1